UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VONAGE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	11-3547680
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

23 Main Street	07733
Holmdel, New Jersey	(Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐

Securities Act registration file number to which this form relates: 333-131659

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”), of Vonage Holdings Corp. (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Capital Stock” in the prospectus constituting a part of the Registration Statement on Form S-1 (Registration No. 333-131659) first filed by the Registrant with the Securities and Exchange Commission on February 8, 2006, as amended, and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the Common Stock to be registered hereunder shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.    Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description of Exhibit

3.1*	Form of Restated Certificate of Incorporation of Vonage Holdings Corp.

3.2*	Form of Amended and Restated By-Laws of Vonage Holdings Corp.

4.1*	Form of Certificate of Vonage Holdings Corp. Common Stock

10.12*	Third Amended and Restated Investors’ Rights Agreement, as amended, dated April 27, 2005, among Vonage Holdings Corp. and the signatories thereto

*                    Incorporated by reference to the Exhibit of the same number to the Registration Statement on Form S-1 (File No. 333-131659) of the Registrant, first filed by the Registrant on February 8, 2006, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VONAGE HOLDINGS CORP.

Date: May 19, 2006	By:	/s/ Sharon A. O’Leary
		Name:	Sharon A. O’Leary
		Title:	Executive Vice President and Chief Legal Officer